Exhibit 16.1

May 13, 2010

Audit • Tax • Advisory

Grant Thornton LLP
1717 Main Street, Suite 1500
Dallas, TX 75201-4667

U.S. Securities and Exchange Commission	T 214.561.2300
Office of the Chief Accountant	F 214.561.2370
100 F Street, NE	www.GrantThornton.com

Washington, DC 20549

Re:	Toreador Resources Corporation
File No. 0-02517

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Toreador Resources Corporation dated May 9, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/ Grant Thornton LLP